UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 28, 2016 (November 18, 2016)

AMERICAN POWER GROUP CORPORATION

(Exact name of Registrant as Specified in its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

1-13776	71-0724248
(Commission File Number)	(I.R.S. Employer Identification Number)

7 Kimball Lane, Building A

Lynnfield, MA 01940

(Address of Principal Executive Offices, including Zip Code)

(781) 224-2411

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Promissory Note

On November 18, 2016, American Power Group, Inc. entered into unsecured promissory note with the Matthew Donald Van Steenwyk GST Trust, an entity associated with one of our Board of Directors in the amount of $200,000. The note bears simple interest at the rate of 10% per annum and will become due and payable on November 18, 2017 and may be prepaid at any time.

The foregoing description of the note does not purport to be complete and is qualified in its entirety by reference to the complete text of each such document, a copy of which is filed as an exhibit hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)       Exhibits

Exhibit No.	Description

10.1	Unsecured Promissory Note dated as of November 18, 2016, issued by American Power Group, Inc. in favor of the Matthew Donald Van Steenwyk GST Trust.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN POWER GROUP CORPRATION

By:	/s/ Charles E. Coppa
Charles E. Coppa
Chief Financial Officer

Date: November 28, 2016